As filed with the Securities and Exchange Commission on July 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intel Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-1672743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Mission College Blvd. Santa Clara, CA	95054-1549
(Address of Principal Executive Offices)	(Zip Code)

Intel Corporation 2006 Equity Incentive Plan

(Full title of the plan)

April Miller Boise

Executive Vice President and Chief Legal Officer

2200 Mission College Boulevard

Santa Clara, CA 95054-1549

(Name and address of agent for service)

(408) 765-8080

(Telephone number, including area code, of agent for service)

Copies to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

This Registration Statement on Form S-8 is filed by Intel Corporation (“Intel”) relating to 80,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable to eligible participants under the Intel Corporation 2006 Equity Incentive Plan, as amended and restated (the “EIP”), which Common Stock is in addition to (i) the 80,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January  24, 2020 (Commission File No. 333-236046); (ii) the 175,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June  21, 2006 (Commission File No. 333-135177), (iii) the 119,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 21, 2007 (Commission File No.  333-143932), (iv) the 369,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June  26, 2009 (Commission File No. 333-160272), (v) the 13,512,737 shares of Common Stock issuable under the EIP registered on Intel’s Form S-8 filed with the Commission on June 24, 2011 (Commission File No. 333-175123), (vi) the 123,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on July  30, 2013 (Commission File No. 333-190236), (vii) the 34,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on July 28, 2015 (Commission File No.  333-205904), and (viii) the 33,000,000 shares of Common Stock issuable under the EIP registered on Intel’s Form S-8 filed with the Commission on November  14, 2017 (Commission File No. 333-221555) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of the Common Stock issuable under the EIP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1*	Intel Corporation Third Restated Certificate of Incorporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of Intel’s Current Report on Form 8-K as filed on May 22, 2006, Commission File No. 000-06217).

4.2*	Intel Corporation Bylaws, as amended and restated on March 10, 2021 (incorporated by reference to Exhibit 3.2 of Intel’s Current Report on Form 8-K as filed on March 16, 2021, Commission File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page hereto).

99.1*	Intel Corporation 2006 Equity Incentive Plan, as amended and restated effective May 12, 2022 (incorporated by reference to Exhibit 10.2 of Intel’s Quarterly Report on Form 10-Q as filed on July 28, 2022, Commission File No. 000-06217).

107	Filing Fee Table.

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 28th day of July, 2022.

INTEL CORPORATION

By:	/s/ David Zinsner
David Zinsner
Executive Vice President and
Chief Financial Officer (Principal Financial Officer)

Each person whose signature appears below constitutes and appoints David Zinsner and April Miller Boise, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ PATRICK P. GELSINGER	/s/ DAVID ZINSNER
Patrick P. Gelsinger	David Zinsner
Chief Executive Officer and Director	Executive Vice President and
(Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)
July 28, 2022	July 28, 2022

/s/ SCOTT GAWEL
Scott Gawel
Corporate Vice President and Chief Accounting Officer
(Principal Accounting Officer)
July 28, 2022

/s/ JAMES J. GOETZ	/s/ DR. TSU-JAE KING LIU
James J. Goetz	Dr. Tsu-Jae King Liu
Director	Director
July 28, 2022	July 28, 2022

/s/ DR. ANDREA J. GOLDSMITH	/s/ GREGORY D. SMITH
Dr. Andrea J. Goldsmith	Gregory D. Smith
Director	Director
July 28, 2022	July 28, 2022

/s/ ALYSSA H. HENRY	/s/ DION J. WEISLER
Alyssa H. Henry	Dion J. Weisler
Director	Director
July 28, 2022	July 28, 2022

/s/ DR. OMAR ISHRAK	/s/ FRANK D. YEARY
Dr. Omar Ishrak	Frank D. Yeary
Chair of the Board and Director	Director
July 28, 2022	July 28, 2022

/S/ DR. RISA LAVIZZO-MOUREY
Dr. Risa Lavizzo-Mourey
Director
July 28, 2022